Exhibit 10.15

To:	Nicholas Financial, Inc.
2454 McMullen Booth Rd Bldg. C, #501-B
Clearwater, FL 33759
Attn:	Ralph Finkenbrink
Telephone:	727-726-0763
Fax:	727-726-2140

From:	Bank of America, N.A.
200 N College Street Charlotte
North Carolina 28255-0001 U.S.A.
Department:	Swaps Operations
Telephone:	(+1) 980 683 2797
Fax:	(+1) 866 255 1444

Date:	4th June 2012

Our Reference No:	60453386
Reference Name:	David Ott
Internal Tracking No:	60453386
Admin No:	12BN95414

Dear Sir/Madam,

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between Nicholas Financial, Inc. and Bank of America, N.A. (each a “party” and together “the parties”) on the Trade Date specified below (the “Transaction”). This letter agreement constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below (the “Agreement”).

The definitions and provisions contained in the 2006 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc., (the “Definitions”) are incorporated into this Confirmation. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of 30th March 1999, as amended and supplemented from time to time, between the parties. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

In this Confirmation “Party A” means Bank of America, N.A. and “Party B” means Nicholas Financial, Inc.,

General Terms:

The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:	USD 25,000,000.00

Trade Date:	1st June 2012

Effective Date:	13th June 2012

Termination Date:	13th June 2017, subject to adjustment in accordance with the Modified Following Business Day Convention

Fixed Amounts:

Fixed Rate Payer:	Party B

Fixed Rate Payer
Payment Dates:	The 13th of each Month, commencing on 13th July 2012 and ending on the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention

Fixed Rate:	1.00000 per cent

Fixed Rate Day
Count Fraction:	Actual/360

Floating Amounts:

Floating Rate Payer:	Party A

Floating Rate Payer
Payment Dates:	The 13th of each Month, commencing on 13th July 2012 and ending on the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention

Floating Rate for initial
Calculation Period:	to be determined

Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity:	1 Month

Spread:	None

Floating Rate Day
Count Fraction:	Actual/360

Reset Dates:	First day of each Calculation Period

Business Days:	London and New York

Calculation Agent:	Party A

Recording of Conversations:

Each party to this Transaction acknowledges and agrees to the recording of conversations between trading and marketing personnel of the parties to this Transaction whether by one or other or both of the parties or their agents.

Account Details:

As advised under separate cover with reference to this Confirmation, each party shall provide appropriate payment instructions to the other party in writing and such instructions shall be deemed to be incorporated into this Confirmation.

Offices:

The Office of Party A for this Transaction is:	Charlotte - NC, United States Please send reset notices to fax no. (+1) 866 218 8487

The Office of Party B for this Transaction is:	Clearwater - FL, United States

Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by returning via telecopier an executed copy of this Confirmation in its entirety to the attention of Global FX and Derivative Operations (fax no.(+l) 866 255 1444).

Bank of America, N.A.	Accepted and confirmed as of the date first written: Nicholas Financial, Inc.

/s/ Katherine A. Andrews
Katherine A. Andrews
Managing Director, Sr. Group Operations Manager

Authorised Signatory	By:	/s/ Ralph Finkenbrink
	Name:	Ralph Finkenbrink
	Title:	SVP & CFO

Our Reference Number:                 60453386

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